UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

STRATSSM Trust for Ambac Financial Group, Inc. Securities, Series 2007-1
________________________________________
(Exact name of Registrant as specified in its charter)

Synthetic Fixed-Income Securities, Inc.
________________________________________
(Exact name of Sponsor and Depositor as specified in its charter)

Delaware	001-33605	52-2316339
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-214-6277

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01      Other Events.

On November 8, 2010, Ambac Financial Group, Inc. (“Ambac”) filed for a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.  Pursuant to its First Modified Fifth Amended Plan of Reorganization (the “Plan”), effective as of May 1, 2013, Ambac emerged from bankruptcy on May 1, 2013.  An electronic copy of the Plan is available free of cost at http://www.kccllc.net/Ambac.  For further information on Ambac please see its periodic and current reports under its Exchange Act file number, 001-10777, filed with the Securities and Exchange Commission at http://www.sec.gov.  At the time the electronic version of this report was prepared, the uniform resource locators, or URLs, in this paragraph were included as, and were intended to remain, inactive textual references only.

Under the Plan, 63,281 shares of new common stock of Ambac (the “Shares”) and 469,192 warrants (the “Warrants”) have been distributed to the STRATSSM Trust for Ambac Financial Group, Inc. Securities, Series 2007-1 (the “Trust”) in full and final satisfaction of the Underlying Securities and discharge of any claim against Ambac by the Trustee (as defined below), as holder of the Underlying Securities, and the Underlying Securities have been cancelled.  In connection with such distribution, Law Debenture Trust Company of New York, as successor indenture trustee under that certain Junior Subordinated Indenture, dated as of February 12, 2007, between Ambac and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (as supplemented by that certain First Supplemental Indenture dated February 12, 2007), pursuant to which the Underlying Securities were issued, has urged all holders of the Underlying Securities to consult with their tax advisors concerning treatment of such distribution for tax purposes.

In accordance with the terms of the Base Trust Agreement, dated as of September 8, 2006 (the “Base Trust Agreement”), between Synthetic Fixed-Income Securities, Inc., as trustor (in such capacity, the “Trustor”) and U.S. Bank Trust National Association, as trustee (in such capacity, the “Trustee”) and the Series Supplement, dated as of July 16, 2007 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”), between the Trustor and the Trustee, the Shares and the Warrants will be distributed to the Certificateholders.  To avoid delivery of fractional securities to the Certificateholders, such distribution will include cash in lieu of fractional securities in an amount equal to such fractional securities.  Such distribution will be made net of all accrued and unpaid expenses of the Trustee and its respective agents up to the Allowable Expense Amount, all accrued and unpaid fees of the Trustee, and any unpaid listing fees of the Trust.  Following the final disposition of all outstanding claims of the Trust, the Trust will terminate in accordance with the terms of the Trust Agreement.  Capitalized terms used but not defined herein have the meanings assigned in the Trust Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

Date: May 6, 2013	By: /s/ Barbara Garafalo
Name: Barbara Garafalo
Title: Vice President